Exhibit 99.1

FOR IMMEDIATE RELEASE

UNIVERSAL AMERICAN CORP. REPORTS

2014 THIRD QUARTER RESULTS

White Plains, NY — October 29, 2014 — Universal American Corp. (NYSE: UAM) today announced financial results for the quarter ended September 30, 2014.

Results of Third Quarter 2014

Universal American’s reported net loss for the third quarter of 2014 was $2.1 million, or $0.03 per share.  Adjusted net income for the third quarter of 2014 was $0.9 million, or $0.01 per share, which excludes the following after-tax items:

•                  $2.0 million, or $0.03 per share, of net realized losses;

•                  $0.3 million, or less than $0.01 per share, of non-recurring tax benefits;

•                  $3.4 million, or $0.04 per share, of legal expenses related to APS Healthcare; and

•                  $2.1 million, or $0.03 per share, of income associated with our Accountable Care Organization (ACO) business.

Total revenues for the third quarter of 2014 were approximately $508 million.

Results of Nine Months Ended September 30, 2014

Universal American’s reported net loss for the first nine months of 2014 was $16.9 million, or $0.20 per share.  Adjusted net income for the first nine months of 2014 was $6.0 million, or $0.07 per share, which excludes the following after-tax items:

•                  $1.1 million, or $0.01 per share, of net realized losses;

•                  $0.3 million, or less than $0.01 per share, of non-recurring tax benefits;

•                  $9.2 million, or $0.11 per share, of legal expenses related to APS Healthcare; and

•                  $12.9 million, or $0.15 per share, of losses associated with our ACO business.

Total revenues for the first nine months of 2014 were approximately $1.5 billion.

Management Comments

Richard A. Barasch, Chairman and CEO, commented, “We are highly focused on improving and growing the solid businesses at the heart of Universal American while fixing or eliminating the items that have hurt our performance. We firmly believe that our future lies in programs where we can partner with providers, especially primary care physicians, to improve the quality and reduce the cost of healthcare.

“In Medicare Advantage, we have identified our core markets, with 85% of our membership in plans with 4 Star ratings, and we will concentrate our efforts to increase membership, impact medical costs and improve quality in those markets. We are happy with the underwriting results in our core markets for the three quarters of 2014, helped by positive development from the prior year. Moreover, the benefit packages that we are offering in the 2015 Annual Election Period offer value to Medicare beneficiaries and we are off to a good start on enrollments for next year.

“We remain firmly committed to our ACO program and are quite happy with the many productive partnerships that we have created with primary care physicians. We were pleased to generate savings and revenue for the 2012-2013 period in 3 of our ACOs and are encouraged by the fact that many other ACOs were close to the minimum savings amounts required to generate revenue. With better data, we are now identifying the ACOs where the Medicare Shared Savings Program can work and where we can truly impact the cost and quality of medical care.

“Even after the repurchase of 6 million of our shares in May, our balance sheet remains strong and as we right-size the company, we intend to continue to return excess capital to our shareholders. At September 30, we had approximately $155 million of excess capital, not including the excess capital that will be generated in 2015 from our reduced footprint in Medicare Advantage.”

Medicare Advantage

	Three Months Ended September 30,		Nine Months Ended September 30,
Financial Performance ($ in millions)	2014	2013	2014	2013

Revenue	$344.4	$400.1	$1,066.6	$1,225.0

Operating Income	$5.3	$3.2	$42.9	$41.8

The Medicare Advantage segment operating income increased during the three and nine months of 2014 as compared to the same period in 2013 as a result of lower administrative expenses and an improvement in favorable prior period items which led to a lower Medical Benefit Ratio (MBR) which was partially offset by expected lower membership, a lower premium yield per member due to a change in membership mix and the new Affordable Care Act fee (“ACA Fee”).

The nine months ended September 30, 2014, included $17.3 million of expense related to the ACA fee.  The third quarter of 2014 included $5.8 million of the ACA fee.

Medical Benefit Ratio ($ in millions)	Nine Months Ended September 30, 2014		Nine Months Ended September 30, 2013

Premiums	$1,054.4		$1,210.5

Quality Initiatives(1)	$21.7	2.1%	$19.9	1.6%
Medical Benefits	865.8	82.1%	1,020.0	84.3%
Total Benefits	$887.5	84.2%	$1,039.9	85.9%

For the first nine months of 2014, our reported MBR included positive prior period items of $28.2 million, pre-tax.  Excluding these prior period items, our adjusted Medical Benefits MBR was 84.6%, compared to the reported amount of 82.1%.  Our core markets had an adjusted Medical Benefits MBR of 82.9%, the non-core markets were 89.2% and the rural markets, with approximately 2,000 members, were 99.5%, in each case excluding expenses associated with quality initiatives. Our core markets consist of our HMO members in Texas and approximately 30,000 members in Upstate NY and Maine.

Medical Benefit Ratio ($ in millions)	Three Months Ended September 30, 2014		Three Months Ended September 30, 2013

Premiums	$340.1		$395.9

Quality Initiatives(1)	$6.1	1.8%	$7.0	1.8%
Medical Benefits	285.4	83.9%	334.9	84.5%
Total Benefits	$291.5	85.7%	$341.9	86.3%

For the third quarter of 2014, our reported MBR included positive prior period items of $3.7 million, pre-tax.  Excluding these prior period items, our adjusted Medical Benefits

(1)  Beginning in 2014, in connection with the reporting of minimum medical loss ratios under the Affordable Care Act, we are reporting the costs of quality improvement initiatives in claims and other benefits in the consolidated statements of operations. Historically, these costs were reported in other operating costs and expenses. To maintain consistency with the new reporting classification, we have reclassified $19.9 million of such costs for the nine months ending September 30, 2013 and $7.0 million in the three months ending September 30, 2013 consolidated statement of operations from other operating costs and expenses to claims and other benefits.

MBR was 84.9%, compared to the reported amount of 83.9%.  Our core markets had an adjusted MBR of 83.0%, the non-core markets were 90.4% and the rural markets, with approximately 2,000 members, were 104.1%, in each case excluding expenses associated with quality initiatives.

The administrative expense ratio for the first nine months of 2014, excluding the ACA fee of $17.3 million and $21.7 million of quality initiative expenses, was 11.3%, compared to 11.8% for the same period in 2013. For the third quarter of 2014, excluding the ACA fee of $5.8 million and $6.1 million of quality initiative expenses, the administrative expense ratio was 12.3%, compared to 13.9% in 2013.

Medicare Advantage 2015 Stars

Approximately 85% of the membership in plans that we will continue in 2015 have the benefit of a 4-star rating. A summary of these ratings is presented below:

2015 Universal American Medicare Advantage Plans

Contract	Plan Name	Location	Members	2015 Star Rating
H4506	Texan Plus HMO	Southeast Texas	56,400	4.0
H2816	Today’s Options Network PFFS	Northeast	25,000	4.0
H2775	Today’s Options PPO	Northeast	10,700	3.5
H5656	Texan Plus HMO	North Texas (Dallas)	4,700	3.0

Medicare Advantage Membership

Current Medicare Advantage membership, excluding approximately 5,800 members in an Oklahoma plan that was sold in the third quarter 2014, is approximately 114,400.

	September 30,	December 31,
Membership (in thousands)	2014	2013(2)

Southwest HMO(3)	61.1	54.6
Other Core Network(4)	29.8	31.5
Core Markets	90.9	86.1
Non-Core Network	21.5	24.8
Rural	2.0	2.9
Total Membership	114.4	113.8

(2)  Excludes approximately 13,200 members in areas subject to 2014 Service Area Reductions.  This includes 10,700 rural members whose plans were not renewed for 2014.

(3)  December 31, 2013 excludes approximately 5,800 members in an Oklahoma plan that was sold in the third quarter of 2014.

(4)  Excludes approximately 12,200 members at December 31, 2013 which have been reclassified as Non-Core Network, comparable with 2014 presentation.

ACO Results

In partnership with primary care physicians, our subsidiary, Collaborative Health Systems formed 30 ACOs to participate in the Medicare Shared Savings Program for program years 2012 and 2013. These ACOs represent over 2,800 participating physicians serving more than 350,000 Medicare Fee-for-Service beneficiaries. In September 2014, the Centers for Medicare & Medicaid Services (CMS) announced results for program years 2012 and 2013.  The results show that our 30 ACOs generated $57 million in total program savings for CMS.  In the aggregate, these ACOs received payments of $20.4 million, part to be paid to physicians and part to defray a portion of the costs that Collaborative Health Systems has incurred.  Our share of these savings, including expense recovery, amounted to $13.4 million.

Of Collaborative Health Systems’ 30 ACOs with start dates in 2012 and 2013, the results showed that:

•                  3 ACOs, serving more than 56,000 Medicare beneficiaries, including our flagship ACO in Houston, qualified for savings;

•                  11 ACOs, serving more than 120,000 Medicare beneficiaries, generated savings but fell below their Minimum Savings Rate (MSR) required to share savings with CMS;

•                  8 ACOs  were within 2 percent of their benchmark;

•                  8 ACOs were 2 percent or more above their benchmark; and

•                  All ACOs met CMS’s quality reporting standards.

Traditional Insurance

	Three Months Ended September 30,		Nine Months Ended September 30,
Financial Performance ($ in millions)	2014	2013	2014	2013

Revenue	$50.0	$57.7	$155.9	$177.9

Operating (Loss) Income	$(0.1)	$4.3	$3.3	$11.7

Revenue and Operating Income in our Traditional segment declined in both the three month and nine month periods ended September 30, 2014 due to the continued run-off of our legacy insurance products, which we stopped marketing and selling after June 1, 2012.

Corporate & Other

	Three Months Ended September 30,		Nine Months Ended September 30,
Financial Performance ($ in millions)	2014	2013	2014	2013

Revenue	$114.8	$62.4	$318.9	$209.8

Operating Loss	$(1.6)	$(27.2)	$(55.1)	$(157.3)

Our Corporate & Other segment includes the results of APS Healthcare, the Total Care Medicaid plan, the New York Health Benefit Exchange (which we did not re-bid for 2015), the results of our ACOs and the operations of our parent holding company, including debt service.

	Three Months Ended September 30,		Nine Months Ended September 30,
Pre-Tax Income (Loss) ($ in millions)	2014	2013	2014	2013

APS Healthcare	$5.7	$(4.3)	$6.0	$(2.3)
Total Care	0.1	—	2.2	—
ACOs	3.2	(10.2)	(19.9)	(28.4)
Interest Expense	(1.8)	(1.6)	(5.3)	(4.9)
Corporate	(3.6)	(10.1)	(24.0)	(25.7)
APS Legal Costs	(5.2)	(1.0)	(14.1)	(4.3)
Asset Impairment	—	—	—	(91.7)
Total	$(1.6)	$(27.2)	$(55.1)	$(157.3)

Our Corporate & Other segment operating loss for the nine months ended September 30, 2014 improved year-over-year primarily due to the $91.7 million asset impairment charge relating to APS Healthcare that occurred in the second quarter of 2013, the recognition of our share of ACO revenue related to program years 2012 and 2013 and improved results in the APS Healthcare business, offset by higher legal costs related to APS Healthcare matters.

Our Corporate & Other segment operating loss for the three months ended September 30, 2014 improved over the same three month period in 2013 mainly due to our initial revenue recognition from the ACO business described above and improved results in APS Healthcare offset by legal costs related to APS Healthcare matters.

Our Corporate & Other segment results include $5.2 million and $14.1 million, pre-tax, of legal costs relating to APS Healthcare pre-acquisition matters for the three and nine month periods ending September 30, 2014, respectively.

Investment Portfolio

As of September 30, 2014, Universal American had $1.0 billion of cash and invested assets as follows:

•                  25% is invested in U.S. Government and agency securities;

•                  The average credit quality of the investment portfolio is AA-; and

•                  Approximately 1% of the investment portfolio is non-investment grade.

A complete listing of our fixed income investment portfolio as of September 30, 2014 is available for review in the financial supplement located in the Investors — Financial Reports section of our website, www.UniversalAmerican.com.

Balance Sheet and Liquidity

As of September 30, 2014, Universal American’s Balance Sheet had the following characteristics:

•                  Total cash and investments were $1.0 billion and total assets were $2.0 billion;

•                  Total policyholder liabilities were $1.1 billion and total liabilities were $1.4 billion;

•                  Stockholders’ equity was $624.7 million and book value was $7.44 per diluted common share;

•                  Tangible book value per diluted common share (excluding accumulated other comprehensive income, goodwill, amortizing intangibles and deferred acquisition costs) was $5.68;

•                  Unregulated cash and investments of $89.8 million;

•                  $103.4 million of bank debt; and

•                  $40 million of mandatorily redeemable preferred stock, reported as a liability, with an annual dividend rate of 8.5%.

The ratio of debt to total capital, excluding the effect of Accumulated Other Comprehensive Income and including Universal American’s mandatorily redeemable preferred stock as debt was 19.0%.

Conference Call

Universal American will host a conference call at 9:30 a.m. Eastern Time on Wednesday, October 29, 2014 to discuss financial results and other corporate developments. Interested parties may participate in the call by dialing (201) 493-6744. Please call in 10 minutes before the scheduled time and ask for the Universal American call. This conference call will also be available live over the Internet and can be accessed at Universal American’s website at www.UniversalAmerican.com, and clicking on the “Investors” link in the upper right. To listen to the live call on the website, please go to the website at least 15 minutes early to download and install any necessary audio software. A replay of the call will be available on the investor relations section of the Company’s website for approximately two weeks following the call.

Prior to the conference call, Universal American will make available on its website a 3rd Quarter 2014 Investor Presentation and supplemental financial data in connection with its quarterly earnings release. You can access the 3rd Quarter 2014 Investor Presentation and supplemental financial data at www.UniversalAmerican.com in the “Investors” section under the “Presentations” and “Financial Reports” sections.

About Universal American Corp.

Universal American (NYSE: UAM), through our family of healthcare companies, provides health benefits to people covered by Medicare and/or Medicaid. We are dedicated to working collaboratively with healthcare professionals, especially primary care physcians, in order to improve the health and well-being of those we serve and reduce healthcare costs.  For more information on Universal American, please visit our website at www.UniversalAmerican.com.

*                                                      *                                                      *

Forward Looking Statements

This news release and oral statements made from time to time by our executive officers may contain “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. Such statements that are not historical facts are hereby identified as forward-looking statements and intended to be covered by the safe harbor provisions of the PSLRA and can be identified by the use of the words “believe,” “expect,” “predict,” “project,” “potential,” “estimate,” “anticipate,” “should,” “intend,” “may,” “will,” and similar expressions or variations of such words, or by discussion of future financial results and events, strategy or risks and uncertainties, trends and conditions in our business and competitive strengths, all of which involve risks and uncertainties.

Where, in any forward-looking statement, we or our management expresses an expectation or belief as to future results or actions, there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. Our actual results may differ materially from our expectations, plans or projections. We warn you that forward-looking statements are only predictions and estimates, which are inherently subject to risks, trends and uncertainties, many of which are beyond our ability to control or predict with accuracy and some of which we might not even anticipate.  We give no assurance that we will achieve our expectations and we do not assume responsibility for the accuracy and completeness of the forward-looking statements. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements as a result of many factors, including the risk factors described in the risk factor section of our SEC reports.

A summary of the information set forth in the “Risk Factors” section of our SEC reports and other risks includes, but is not limited to the following: the impact of CMS’s final Medicare Advantage reimbursement rates which will reduce Medicare Advantage payment rates for calendar year 2015 and may make it more difficult to maintain or grow our business; we are subject to extensive government regulation and the potential that CMS and/or other regulators could impose significant fines, penalties or operating restrictions on the Company, including with respect to False Claims Act matters or RADV audits; the Affordable Care Act and subsequent rules promulgated by CMS could have a material adverse effect on our opportunities for growth and our financial results; we may experience membership losses in our Medicare Advantage business; if we fail to design and price our products properly and competitively or if the premiums and fees we charge are insufficient to cover the cost of health care services delivered to our members, our profitability may be materially adversely affected; changes in governmental regulation or legislative reform could increase our costs of doing business and adversely affect our profitability; reductions in funding for Medicare programs could materially reduce our profitability; we may invest significant capital and management attention in new business opportunities, including our ACOs and Medicaid opportunities, that may not be successful; failure to reduce our operating costs could have a material adverse effect on our financial position, results of operations and cash flows; we may not be able to maintain or improve our CMS Star ratings which may cause certain of our plans to receive less bonuses or rebates than our competitors; we may experience higher than expected medical loss ratios which could materially adversely affect our results of operations; changes in governmental regulation or legislative reform, including the impact of Sequestration, could reduce our revenues, increase our costs of doing business and adversely affect our profitability; a substantial portion of our revenues are tied to our Medicare businesses and regulated by CMS and if our government contracts are not renewed or are terminated, our business could be substantially impaired; we no longer sell long-term care insurance and the premiums that we charge for the long-term care policies that remain in force may not be adequate to cover the claims expenses that we incur; any failure by us to manage our operations or to successfully complete or integrate acquisitions, dispositions and other significant transactions could harm our financial results, business and prospects; failure of the APS Healthcare business to retain existing contracts, including its contract with the Puerto Rico Medicaid agency that will terminate on March 31, 2015, or enter into new contracts could further erode the value of the APS business; problems may arise in integrating the APS Healthcare business, which may result in Universal American not operating as effectively and efficiently as expected or failing to achieve the expected benefits of the transaction; Universal American may be unable to achieve cost-cutting synergies arising out of the transaction or it may take longer than expected to achieve those synergies; the APS Healthcare transaction may involve unexpected costs or unexpected liabilities, including litigation stemming from the acquisition; a substantial portion of APS Healthcare’s revenues are tied to short-term customer contracts which generally can be terminated without cause.  Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of Universal American.

All forward-looking statements included in this release are based upon information available to Universal American as of the date of the release, and we assume no obligation to update or revise any such forward-looking statements.

(Tables to follow)

UNIVERSAL AMERICAN CORP. AND SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

In millions, except per share amounts

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Consolidated Results	2014	2013	2014	2013

Net premiums and policyholder fees	$473.3	$487.5	$1,443.5	$1,493.0
Net investment income	10.2	8.7	26.1	28.1
Other income	24.9	23.4	69.4	83.1
Realized (losses) gains	(0.9)	0.6	0.6	13.2
Total revenues	507.5	520.2	1,539.6	1,617.4

Policyholder benefits	403.7	412.6	1,216.2	1,261.7
Change in deferred acquisition costs	4.9	3.5	9.4	9.5
Amortization of present value of future profits	1.2	2.2	3.8	6.7
Asset impairment charges	—	—	—	91.7
Affordable Care Act fee	5.8	—	17.5	—
Commissions and general expenses, net of allowances	94.4	113.1	290.6	313.3
Total benefits and expenses	510.0	531.4	1,537.5	1,682.9

(Loss) income before equity in earnings (losses) of unconsolidated subsidiaries	(2.5)	(11.2)	2.1	(65.5)

Equity in earnings (losses) of unconsolidated subs	5.2	(7.9)	(10.4)	(25.1)

Income (loss) before income taxes	2.7	(19.1)	(8.3)	(90.6)
Provision for (benefit from) income taxes (1)	4.8	(6.4)	8.6	—

Net loss	$(2.1)	$(12.7)	$(16.9)	$(90.6)

Per Share Data (Diluted)
Net loss	$(0.03)	$(0.15)	$(0.20)	$(1.04)

Diluted weighted average shares outstanding	81.7	87.4	84.6	87.4

See following page for explanation of footnote.

UNIVERSAL AMERICAN CORP. AND SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

In millions, except per share amounts

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Income (loss) before income taxes by Segment	2014	2013	2014	2013

Medicare Advantage	$5.3	$3.2	$42.9	$41.8
Traditional Insurance	(0.1)	4.3	3.3	11.7
Corporate & Other	(1.6)	(27.2)	(55.1)	(157.3)
Realized (losses) gains	(0.9)	0.6	0.6	13.2

Income (loss) before income taxes	$2.7	$(19.1)	$(8.3)	$(90.6)

September 30, 2014
BALANCE SHEET DATA
Total cash and investments	$1,007.8
Total assets	$2,034.5
Total policyholder related liabilities	$1,122.2
Total reinsurance recoverable (ceded policyholder liabilities)	$643.5
Outstanding bank debt	$103.4
Mandatorily redeemable preferred shares	$40.0
Total stockholders’ equity	$624.7
Diluted book value per common share	$7.44
Diluted common shares outstanding at balance sheet date	84.0

Non-GAAP Financial Measures *
Total stockholders’ equity (excluding AOCI) *	$613.2
Diluted book value per common share (excluding AOCI) * (2)	$7.30
Diluted tangible book value per common share (excluding AOCI) * (3)	$5.68
Debt to total capital ratio (excluding AOCI) * (4)	19.0%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Adjusted net income (loss)(5)	$0.9	$(6.3)	$6.0	$11.5
Adjusted net income (loss) per share (diluted)	$0.01	$(0.07)	$0.07	$0.13

*                 Non-GAAP Financial Measures - See supplemental tables on the following pages of this release for a reconciliation of these items to financial measures calculated under U.S. generally accepted accounting principles (GAAP).

(1)         For the three and nine months ended September 30, 2014, we determined our current year income tax provision using actual year to date financial results for our domestic and foreign tax jurisdictions, as compared to the estimated annual effective tax rate method utilized in 2013. The effective tax rate was 176.6% for the third quarter of 2014 compared to 33.4% for the third quarter of 2013. For the nine months ended September 30, 2014, the effective tax rate was (103.4%), compared with less than 1.0% for 2013. For the three and nine month periods ended September 30, 2014, the tax effect of permanent items exceeded the tax effect of our loss from operations, resulting in income tax expense. Permanent items include those items that were mandated as non-deductible under the Affordable Care Act (ACA fee and non-deductible executive compensation) as well as interest on the mandatorily redeemable preferred stock and non-deductible goodwill written off in connection with our sale of Today’s Options of Oklahoma. We include state and foreign income taxes in our tax expense that also contributed to the variance in the effective tax rate.

(2)         Diluted book value per common share (excluding AOCI) represents Total Stockholders’ Equity, excluding accumulated other comprehensive income (“AOCI”), plus assumed proceeds from the exercise of vested, in-the-money options, divided by the total shares outstanding plus the shares assumed issued from the exercise of vested, in-the-money options.

(3)         Tangible book value per common share represents Total Stockholders’ Equity, excluding AOCI and intangible assets plus assumed proceeds from the exercise of vested, in-the-money options, divided by the total shares outstanding plus the shares assumed issued from the exercise of vested, in-the-money options.

(4)         The Debt to Total Capital Ratio (excluding AOCI) is calculated as the ratio of the Mandatorily Redeemable Preferred Shares to the sum of Stockholders’ Equity (excluding AOCI) plus the Mandatorily Redeemable Preferred Shares.

(5)         Adjusted net income (loss) is calculated as net income (loss) excluding the following items on after tax basis: asset impairment, net realized gains and losses, non-recurring tax benefits/expenses, ACO costs and other non-recurring items.

UNIVERSAL AMERICAN CORP. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

NON-GAAP FINANCIAL MEASURES

In millions, except per share amounts

(Unaudited)

Universal American uses both GAAP and non-GAAP financial measures to evaluate the Company’s performance for the periods presented in this press release. You should not consider non-GAAP measures to be an alternative to measurements required by GAAP. Because Universal American’s calculation of these measures may differ from the calculation of similar measures used by other companies, investors should be careful when comparing Universal American’s non-GAAP financial measures to those of other companies. We have not included a reconciliation of projected earnings per diluted share because projections for some components of this reconciliation are not possible to forecast at this time.  The key non-GAAP measures presented in our press release, including reconciliation to GAAP measures, are set forth below.

Adjusted Net Income (Loss) ($ in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Net loss	$(2.1)	$(12.7)	$(16.9)	$(90.6)
Net realized losses (gains), after-tax	2.0	(0.4)	1.1	(8.6)
Non-recurring tax benefit	(0.3)	(0.5)	(0.3)	(0.8)
ACO results, after-tax	(2.1)	6.6	12.9	18.1
Asset impairment charge, after-tax	—	—	—	90.6
Other non-recurring items, after-tax	3.4	0.7	9.2	2.8
Adjusted net income (loss)	$0.9	$(6.3)	$6.0	$11.5

Per share (diluted)
Net loss	$(0.03)	$(0.15)	$(0.20)	$(1.04)
Net realized losses (gains), after-tax	0.03	—	0.01	(0.10)
Non-recurring tax benefit	—	(0.01)	—	(0.01)
ACO results, after-tax	(0.03)	0.08	0.15	0.21
Asset impairment charge, after-tax	—	—	—	1.04
Other non-recurring items, after-tax	0.04	0.01	0.11	0.03
Adjusted net income (loss)	$0.01	$(0.07)	$0.07	$0.13

Universal American uses adjusted net income (loss), calculated as net loss excluding net realized gains (losses) after-tax, non-recurring tax benefit, ACO results after-tax, asset impairment charge after-tax, and other non-recurring items after-tax as a basis for evaluating operating results. Although the excluded items may recur, we believe that the excluded items do not relate to the performance of Universal American’s core business operations and that adjusted net income (loss) provides a more useful comparison of our business performance from period to period.

	September 30, 2014	December 31, 2013
Total Stockholders’ Equity (excluding AOCI)
Total stockholders’ equity	$624.7	$664.9
Less: Accumulated other comprehensive income	(11.5)	(7.3)

Total stockholders’ equity (excluding AOCI)	$613.2	$657.6

UNIVERSAL AMERICAN CORP. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

NON-GAAP FINANCIAL MEASURES

In millions, except per share amounts

(Unaudited)

Universal American uses total stockholders’ equity (excluding AOCI), as a basis for evaluating growth in equity on both an absolute dollar basis and on a per share basis, as well as in evaluating the ratio of debt to total capitalization. We believe that fluctuations in stockholders’ equity that arise from changes in unrealized appreciation or depreciation on investments, as well as changes in the other components of accumulated other comprehensive income or loss, do not relate to the performance of Universal American’s core business operations.

	September 30, 2014	December 31, 2013
Diluted Book Value per Common Share

Total stockholders’ equity	$624.7	$664.9
Proceeds from assumed exercises of vested options	—	—
	$624.7	$664.9
Diluted common shares outstanding	84.0	88.9

Diluted book value per common share	$7.44	$7.48

Total stockholders’ equity (excluding AOCI)	$613.2	$657.6
Proceeds from assumed exercises of vested options	—	—
	$613.2	$657.6
Diluted common shares outstanding	84.0	88.9

Diluted book value per common share (excluding AOCI)	$7.30	$7.40

As noted above, Universal American uses total stockholders’ equity (excluding AOCI), as a basis for evaluating growth in equity on a per share basis. We believe that fluctuations in stockholders’ equity that arise from changes in unrealized appreciation or depreciation on investments, as well as changes in the other components of accumulated other comprehensive income, do not relate to the performance of Universal American’s core business operations.

	September 30, 2014	December 31, 2013
Tangible Book Value per Common Share

Total stockholders’ equity (excluding AOCI)	$613.2	$657.6
Less: intangible assets (1)	(136.0)	(149.4)
Proceeds from assumed exercises of vested options	—	—
Tangible Book Value	$477.2	$508.2

Diluted common shares outstanding	84.0	88.9

Tangible book value per common share	$5.68	$5.72

Universal American uses Tangible book value per common share as a basis for evaluating the value of the Company’s tangible net assets.

(1)         Intangible assets include the following at September 30, 2014 and December 31, 2013, respectively: goodwill ($73.6 million and $77.5 million), deferred acquisition costs, net of taxes ($52.5 million and $58.6 million) and amortizing intangible assets, net of taxes ($9.8 million and $13.2 million).

UNIVERSAL AMERICAN CORP. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

NON-GAAP FINANCIAL MEASURES

In millions, except per share amounts

(Unaudited)

	September 30, 2014	December 31, 2013
Debt to Total Capital Ratio
Outstanding bank debt	$103.4	$103.4
Mandatorily redeemable preferred shares	40.0	40.0
Total outstanding debt	$143.4	$143.4

Total stockholders’ equity	$624.7	$664.9
Outstanding bank debt	103.4	103.4
Mandatorily redeemable preferred shares	40.0	40.0
Total capital	$768.1	$808.3

Debt to total capital ratio	18.7%	17.7%

Total stockholders’ equity (excluding AOCI)	$613.2	$657.6
Total outstanding bank debt	103.4	103.4
Mandatorily redeemable preferred shares	40.0	40.0
Total capital	$756.6	$801.0

Debt to total capital ratio (excluding AOCI)	19.0%	17.9%

As noted above, Universal American uses total stockholders’ equity (excluding AOCI), as a basis for evaluating the ratio of debt to total capital. We believe that fluctuations in stockholders’ equity that arise from changes in unrealized appreciation or depreciation on investments, as well as changes in the other components of accumulated other comprehensive income, do not relate to the performance of Universal American’s core business operations.

####  ####  ####

CONTACT:	- OR -	INVESTOR RELATIONS COUNSEL:
Robert A. Waegelein		The Equity Group Inc.
President &		www.theequitygroup.com
Chief Financial Officer (914) 934-8820		Linda Latman (212) 836-9609
Fred Buonocore (212) 836-9607